Crawford & Company®
1001 Summit Blvd
Atlanta, GA 30319

FOR IMMEDIATE RELEASE
CRAWFORD & COMPANY REPORTS STRONG 2017 SECOND QUARTER RESULTS
COMPANY REAFFIRMS 2017 GUIDANCE

ATLANTA, (August 9, 2017) -- Crawford & Company (www.crawfordandcompany.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2017.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

Consolidated Results
Second Quarter 2017 Summary

•	Revenues before reimbursements of $269.2 million, compared with $282.3 million for the 2016 period

•	Revenues on a constant dollar basis, a non-GAAP financial measure, of $275.1 million for the 2017 second quarter after adjusting for $5.9 million in foreign exchange rate changes

•	Net income attributable to shareholders of $10.2 million compared to $8.6 million in the same period last year

•	Diluted earnings per share of $0.19 for CRD-A and $0.17 for CRD-B, compared with $0.16 for CRD-A and $0.14 for CRD-B in the prior year quarter

•
Diluted earnings per share of $0.27 for CRD-A and $0.25 for CRD-B on a non-GAAP basis in the 2017 quarter, before restructuring and special charges, compared to $0.20 for CRD-A and $0.19 for CRD-B in the prior year quarter

•
Consolidated operating earnings, a non-GAAP financial measure, were $29.2 million or 10.8% of revenues in the 2017 second quarter, compared with $23.9 million or 8.5% of revenues in the 2016 second quarter

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $38.2 million or 14.2% of revenues in the 2017 second quarter, compared with $32.3 million or 11.4% of revenues in the 2016 period

Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “We are pleased with our second quarter results as we delivered solid margin expansion and operating profit growth despite ongoing softer market trends for our Garden City Group segment. We believe that the decisive steps we took through the second quarter to reduce our expense structure have positioned the Company to deliver the financial expectations we set at the beginning of the year, while also providing the necessary resources for reinvestment into our sales and marketing teams, as well as new product development, in order to position Crawford for future revenue growth.
“Overall, our revenues were down 5% from the 2016 quarter with a large factor being foreign exchange headwinds. Despite this, GAAP net income rose 18% over the prior year quarter driven by strong consolidated operating earnings growth of 22%, with our operating margin expanding 230 basis points over the 2016 quarter. This performance reflects the benefits of cost reductions, higher case volumes, and lower corporate costs.
“We were also successful in attracting accomplished executives to the Company, including Rohit Verma who joins Crawford as our Global Chief Operating Officer. Rohit brings more than 20 years of deep sector expertise to Crawford having previously served as a senior executive for Zurich North America. As a part of his new role, Rohit will be responsible for Crawford’s operating segments and our global information technology function where he will be focused on optimizing our operations to ensure that we are maximizing the many opportunities that exist today. I am also pleased that Terry Hunt has rejoined Crawford as the head of Global Technical Services in the United States. Terry had a very successful track record managing GTS over the years and we are thrilled that he has rejoined Crawford to lead this very important business again.
“Looking at our segment results, U.S. Services saw robust margin expansion in the quarter and had the highest operating margins of any of our segments at 18%. Broadspire also delivered double-digit operating margins in the 2017 quarter as we continued to see solid growth in medical management and disability services, which remain areas of opportunity for us. Our international operations were impacted by foreign exchange headwinds and challenging global markets, though operating margins expanded modestly as a result of cost control. Lastly, GCG continued to face a challenging market as the volume and size of cases has not rebounded from first quarter levels.”
Mr. Agadi concluded, “While we are pleased to be reaffirming guidance today on the heels of an overall strong second quarter, there is still more work to be done to drive growth and future earnings sustainability. For the remainder of 2017, our focus will continue to be on revenue growth, leveraging our many global resources, and remaining vigilant on cost containment.”

Segment Results for the Second Quarter
U.S. Services
U.S. Services revenues before reimbursements were $61.3 million in the second quarter of 2017, increasing 4% from $58.9 million in the second quarter of 2016. Operating earnings were $11.1 million in the 2017 second quarter, compared with $9.6 million in the second quarter of 2016, representing operating margins of 18% in the 2017 period and 16% in the 2016 period.
International
Second quarter 2017 revenues before reimbursements for the International segment totaled $110.4 million, compared with $122.6 million in the 2016 second quarter. This decrease was partly due to changes in foreign exchange rates which negatively impacted revenues by approximately 5%, or $5.9 million, and decreases in weather related activity in the 2017 period. International segment operating earnings were $10.3 million in the 2017 second quarter, compared with $11.1 million in the 2016 second quarter. The segment’s operating margin was 9% in both the 2017 and 2016 periods.

Broadspire
Broadspire segment revenues before reimbursements were $77.9 million in the 2017 second quarter, up from $75.1 million in the 2016 second quarter. Broadspire recorded operating earnings of $8.9 million in the second quarter of 2017, representing an operating margin of 11%, compared with $6.5 million, or 9% of revenues, in the 2016 second quarter.
Garden City Group
Garden City Group revenues before reimbursements were $19.7 million in the second quarter of 2017, compared with $25.7 million in the same period of 2016. Operating losses were $(1.7) million in the 2017 second quarter compared with earnings of $2.6 million in the 2016 period. The segment’s operating margin for the 2017 quarter was (8)% as compared to 10% in the 2016 quarter.
Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs and (credits), net were $(0.5) million in the second quarter of 2017, compared with $5.9 million in the same period of 2016. The decreased costs for the second quarter of 2017 were due to decreases in defined benefit pension expense, self-insured expenses, and unallocated professional fees.
Restructuring and Special Charges
The Company recorded restructuring and special charges of $6.8 million and $3.5 million in the 2017 and 2016 second quarters, respectively. Restructuring costs of $6.8 million in the 2017 quarter were incurred related to a reduction of administrative costs and consolidation of management layers in certain operations and the establishment and phase in of the Company’s Global Business Services Center in Manila, Philippines and Global Technology Services Center in Pune, India (the “Centers”).
Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of June 30, 2017 totaled $60.0 million compared with $81.6 million at December 31, 2016.
The Company’s operations used $16.4 million of cash during the 2017 period, compared with cash provided of $11.5 million in the 2016 period. The increase in cash used in operating activities in the first six months of 2017 compared with the first six months of 2016 was primarily due to a decrease in accrued compensation and related costs from timing of compensation payments, and an increase in accounts receivable.
2017 Guidance
Crawford & Company is reaffirming its guidance for 2017 as follows:

•	Consolidated revenues before reimbursements between $1.10 and $1.13 billion;

•
After expected restructuring and special charges, net income attributable to shareholders of Crawford & Company between $34.0 and $39.0 million, or $0.63 to $0.73 diluted earnings per CRD-A share, and $0.55 to $0.65 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $90.0 and $100.0 million;

•	Consolidated adjusted EBITDA between $130.0 and $140.0 million;

•
Before expected restructuring and special charges, net income attributable to shareholders of Crawford & Company on a non-GAAP basis between $43.0 and $48.0 million, or $0.78 to $0.88 diluted earnings per CRD-A share, and $0.71 to $0.81 diluted earnings per CRD-B share.

The Company expects to incur restructuring and special charges in 2017 totaling approximately $13.0 million pretax. This is expected to be comprised of $3.0 million related to the Centers and $10.0 million related to other restructuring activities.

To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call today, August 9, 2017 at 4:30 p.m. Eastern Time to discuss its second quarter 2017 results. The conference call can be accessed live by dialing 1-800-374-2518 and using passcode 6373715. A presentation for today’s call can also be found on the investor relations portion of the Company’s website, http://www.crawfordandcompany.com. The call will be recorded and available for replay through September 9, 2017. You may dial 1-855-859-2056 to listen to the replay. The access code is 6373715.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, restructuring and special charges, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of the Company on a GAAP basis is presented below.
Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results and the Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, income taxes, restructuring and special charges, and stock-based compensation expense.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments. Restructuring and special charges are non-core items not directly related to our normal business or operations, or our future performance.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.
Income taxes are calculated for the non-GAAP presentation of net income before restructuring and special charges based on statutory rates in effect in the various jurisdictions in which charges exist, and vary by jurisdiction.

Following is a reconciliation of segment and consolidated operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of 2017 guidance is to the midpoint of the guidance range.

	Three months ended		Six months ended		Full Year
(in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016	Guidance 2017
Operating earnings (loss):
U.S. Services	$11,133	$9,560	$16,650	$18,589
International	10,293	11,125	19,517	18,407
Broadspire	8,899	6,529	15,995	15,234
Garden City Group	(1,653)	2,558	(2,455)	3,830
Unallocated corporate and shared (costs) and credits, net	487	(5,889)	(2,255)	(10,507)
Consolidated operating earnings	29,159	23,883	47,452	45,553	$95,000
Deduct:
Net corporate interest expense	(2,114)	(2,523)	(4,150)	(5,291)	(11,000)
Stock option expense	(457)	(137)	(874)	(227)	(1,575)
Amortization expense	(2,721)	(2,420)	(5,498)	(4,879)	(11,700)
Restructuring and special charges	(6,782)	(3,526)	(7,387)	(5,943)	(13,165)
Income taxes	(6,812)	(6,116)	(11,647)	(11,423)	(20,960)
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(72)	(534)	(31)	(533)	(100)
Net income attributable to shareholders of Crawford & Company	$10,201	$8,627	$17,865	$17,257	$36,500

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to adjusted EBITDA. The reconciliation of 2017 guidance is to the midpoint of the guidance range.

	Three months ended		Six months ended		Full Year
(in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016	Guidance 2017
Net income attributable to shareholders of Crawford & Company	$10,201	$8,627	$17,865	$17,257	$36,500
Add:
Depreciation and amortization	10,178	10,264	20,358	20,558	47,375
Stock-based compensation	2,109	1,228	3,405	1,957	6,000
Net corporate interest expense	2,114	2,523	4,150	5,291	11,000
Restructuring and special charges	6,782	3,526	7,387	5,943	13,165
Income taxes	6,812	6,116	11,647	11,423	20,960
Adjusted EBITDA	$38,196	$32,284	$64,812	$62,429	$135,000

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Six months ended
(in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	31,394	30,725	31,401	30,635
Class B Common Stock	24,678	24,690	24,684	24,690
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	32,119	31,253	32,181	31,031
Class B Common Stock	24,678	24,690	24,684	24,690

Following are reconciliations of GAAP Net Income and Earnings Per share to non-GAAP Adjusted Net Income and Diluted Earnings Per Share.

Three months ended June 30, 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$10,201	$0.19	$0.17
Add back:
Restructuring and special charges, net of tax of $2,217	4,565	0.08	0.08
Non-GAAP Adjusted	$14,766	$0.27	$0.25

Three months ended June 30, 2016
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$8,627	$0.16	$0.14
Add back:
Restructuring and special charges, net of tax of $1,188	2,338	0.04	0.05
Non-GAAP Adjusted	$10,965	$0.20	$0.19

Full Year Guidance 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$36,500	$0.68	$0.60
Add back:
Restructuring and special charges, net of tax of $4,344	8,821	0.15	0.15
Non-GAAP Adjusted	$45,321	$0.83	$0.75

Further information regarding the Company’s operating results and cash flows for the quarter ended June 30, 2017, and financial position as of June 30, 2017 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest publicly traded independent provider of claims management solutions to insurance companies and self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford Solution® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management; workers' compensation claims and medical management; and legal settlement administration.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2017	2016	% Change

Revenues:
Revenues Before Reimbursements	$269,247	$282,343	(5)%
Reimbursements	14,725	15,326	(4)%
Total Revenues	283,972	297,669	(5)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	186,327	200,362	(7)%
Reimbursements	14,725	15,326	(4)%
Total Costs of Services	201,052	215,688	(7)%

Selling, General, and Administrative Expenses	57,327	61,060	(6)%
Corporate Interest Expense, Net	2,114	2,523	(16)%
Restructuring and Special Charges	6,782	3,526	92%
Total Costs and Expenses	267,275	282,797	(5)%

Other Income	388	405	(4)%

Income Before Income Taxes	17,085	15,277	12%
Provision for Income Taxes	6,812	6,116	11%

Net Income	10,273	9,161	12%

Net Income Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	(72)	(534)	(87)%

Net Income Attributable to Shareholders of Crawford & Company	$10,201	$8,627	18%

Earnings Per Share - Basic:
Class A Common Stock	$0.19	$0.16	19%
Class B Common Stock	$0.17	$0.14	21%

Earnings Per Share - Diluted:
Class A Common Stock	$0.19	$0.16	19%
Class B Common Stock	$0.17	$0.14	21%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2017	2016	% Change

Revenues:
Revenues Before Reimbursements	$536,514	$559,577	(4)%
Reimbursements	26,988	29,000	(7)%
Total Revenues	563,502	588,577	(4)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	378,881	401,795	(6)%
Reimbursements	26,988	29,000	(7)%
Total Costs of Services	405,869	430,795	(6)%

Selling, General, and Administrative Expenses	117,319	117,857	—%
Corporate Interest Expense, Net	4,150	5,291	(22)%
Restructuring and Special Charges	7,387	5,943	24%
Total Costs and Expenses	534,725	559,886	(4)%

Other Income	766	522	47%

Income Before Income Taxes	29,543	29,213	1%
Provision for Income Taxes	11,647	11,423	2%

Net Income	17,896	17,790	1%

Net Income Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	(31)	(533)	(94)%

Net Income Attributable to Shareholders of Crawford & Company	$17,865	$17,257	4%

Earnings Per Share - Basic:
Class A Common Stock	$0.34	$0.33	3%
Class B Common Stock	$0.30	$0.29	3%

Earnings Per Share - Diluted:
Class A Common Stock	$0.33	$0.33	—%
Class B Common Stock	$0.29	$0.29	—%

Cash Dividends Per Share:
Class A Common Stock	$0.14	$0.14	—%
Class B Common Stock	$0.10	$0.10	—%

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2017 and December 31, 2016
Unaudited
(In Thousands, Except Par Values)

	June 30,	December 31,
	2017	2016
ASSETS

Current Assets:
Cash and Cash Equivalents	$59,962	$81,569
Accounts Receivable, Net	168,047	153,566
Unbilled Revenues, at Estimated Billable Amounts	114,969	101,809
Income Taxes Receivable	3,781	3,781
Prepaid Expenses and Other Current Assets	25,025	24,006
Total Current Assets	371,784	364,731

Net Property and Equipment	28,329	29,605

Other Assets:
Goodwill	116,488	91,750
Intangible Assets Arising from Business Acquisitions, Net	101,942	86,931
Capitalized Software Costs, Net	84,779	80,960
Deferred Income Tax Assets	28,764	30,379
Other Noncurrent Assets	58,188	51,503
Total Other Assets	390,161	341,523

Total Assets	$790,274	$735,859

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$5,383	$30
Accounts Payable	50,520	51,991
Accrued Compensation and Related Costs	56,604	74,466
Self-Insured Risks	13,705	14,771
Income Taxes Payable	6,831	3,527
Deferred Rent	11,283	12,142
Other Accrued Liabilities	38,434	34,922
Deferred Revenues	38,187	37,456
Current Installments of Capital Leases	543	982
Total Current Liabilities	221,490	230,287

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	241,199	187,002
Deferred Revenues	24,668	25,884
Accrued Pension Liabilities	95,782	105,175
Other Noncurrent Liabilities	23,769	28,247
Total Noncurrent Liabilities	385,418	346,308

Redeemable Noncontrolling Interests	7,362	—

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	31,258	31,296
Class B Common Stock, $1.00 Par Value	24,642	24,690
Additional Paid-in Capital	51,514	48,108
Retained Earnings	270,221	261,562
Accumulated Other Comprehensive Loss	(206,025)	(211,773)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	171,610	153,883
Noncontrolling Interests	4,394	5,381
Total Shareholders’ Investment	176,004	159,264

Total Liabilities and Shareholders’ Investment	$790,274	$735,859

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)

Three Months Ended June 30,

	U.S. Services		%	International		%	Broadspire		%	Garden City Group		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change	2017	2016	Change

Revenues Before Reimbursements	$61,316	$58,886	4%	$110,370	$122,617	(10)%	$77,882	$75,099	4%	$19,679	$25,741	(24)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	34,173	32,529	5%	71,659	77,238	(7)%	42,830	42,240	1%	13,763	16,500	(17)%
% of Revenues Before Reimbursements	56%	55%		65%	63%		55%	56%		70%	64%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	16,010	16,797	(5)%	28,418	34,254	(17)%	26,153	26,330	(1)%	7,569	6,683	13%
% of Revenues Before Reimbursements	26%	29%		26%	28%		34%	35%		38%	26%

Total Operating Expenses	50,183	49,326	2%	100,077	111,492	(10)%	68,983	68,570	1%	21,332	23,183	(8)%

Operating Earnings (Loss) (1)	$11,133	$9,560	16%	$10,293	$11,125	(7)%	$8,899	$6,529	36%	$(1,653)	$2,558	(165)%
% of Revenues Before Reimbursements	18%	16%		9%	9%		11%	9%		(8)%	10%

Six Months Ended June 30,

	U.S. Services		%	International		%	Broadspire		%	Garden City Group		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change	2017	2016	Change

Revenues Before Reimbursements	$121,791	$117,439	4%	$220,235	$239,475	(8)%	$154,861	$151,299	2%	$39,627	$51,364	(23)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	72,301	68,005	6%	142,577	153,567	(7)%	86,253	83,862	3%	27,827	33,820	(18)%
% of Revenues Before Reimbursements	59%	58%		65%	64%		56%	55%		70%	66%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	32,840	30,845	6%	58,141	67,501	(14)%	52,613	52,203	1%	14,255	13,714	4%
% of Revenues Before Reimbursements	27%	26%		26%	28%		34%	35%		36%	27%

Total Operating Expenses	105,141	98,850	6%	200,718	221,068	(9)%	138,866	136,065	2%	42,082	47,534	(11)%

Operating Earnings (1)	$16,650	$18,589	(10)%	$19,517	$18,407	6%	$15,995	$15,234	5%	$(2,455)	$3,830	(164)%
% of Revenues Before Reimbursements	14%	16%		9%	8%		10%	10%		(6)%	7%
NOTE: “Direct Compensation, Fringe Benefits & Non-Employee Labor” and “Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor” components are not comparable across segments, but are comparable within each segment across periods.
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, restructuring and special charges, and certain unallocated corporate and shared costs and credits. See pages 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2017 and June 30, 2016
Unaudited
(In Thousands)

	2017	2016
Cash Flows From Operating Activities:
Net Income	$17,896	$17,790
Reconciliation of Net Income to Net Cash (Used in) Provided by Operating Activities:
Depreciation and Amortization	20,358	20,558
Stock-Based Compensation Costs	3,405	1,957
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(12,192)	(7,437)
Unbilled Revenues, Net	(10,899)	(13,306)
Accrued or Prepaid Income Taxes	4,078	3,224
Accounts Payable and Accrued Liabilities	(24,626)	1,949
Deferred Revenues	(658)	(4,084)
Accrued Retirement Costs	(10,409)	(5,247)
Prepaid Expenses and Other Operating Activities	(3,312)	(3,945)
Net Cash (Used in) Provided by Operating Activities	(16,359)	11,459

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(3,767)	(4,588)
Proceeds from Disposals of Property and Equipment	316	—
Capitalization of Computer Software Costs	(12,155)	(8,749)
Payments for Business Acquisitions, Net of Cash Acquired	(36,029)	(3,672)
Other Investing Activities	(257)	(95)
Net Cash Used in Investing Activities	(51,892)	(17,104)

Cash Flows From Financing Activities:
Cash Dividends Paid	(6,869)	(6,762)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(435)	(4)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	297	449
Decrease in Note Payable for Stock Repurchase	—	(2,206)
Repurchases of Common Stock	(3,434)	—
Increases in Short-Term and Revolving Credit Facility Borrowings	61,318	51,471
Payments on Short-Term and Revolving Credit Facility Borrowings	(4,897)	(52,825)
Payments on Capital Lease Obligations	(693)	(935)
Dividends Paid to Noncontrolling Interests	—	(210)
Other Financing Activities	—	(12)
Net Cash Provided by (Used in) Financing Activities	45,287	(11,034)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	1,357	(22)
Decrease in Cash and Cash Equivalents	(21,607)	(16,701)
Cash and Cash Equivalents at Beginning of Year	81,569	76,066
Cash and Cash Equivalents at End of Period	$59,962	$59,365